SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2012

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Stationsplein 45

3013 AK Rotterdam

The Netherlands

(Address of Principal Executive Offices)

Registrant’s Telephone number, including area code: 31 10 275 5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2012, certain subsidiaries of LyondellBasell Industries N.V. (the “Company”) entered into a $1 billion accounts receivable securitization facility (the “Facility”) pursuant to (i) a Receivables Purchase Agreement (the “Receivables Purchase Agreement”) entered into by and among Lyondell Chemical Company, as initial servicer (the “Servicer”), and LYB Receivables LLC, a bankruptcy-remote special purpose entity that is a wholly-owned subsidiary of the Company (the “SPE”), PNC National Association, as Administrator and LC Bank, certain conduit purchasers, committed purchasers (together, the “Purchasers”), LC participants and purchaser agents that are parties thereto from time to time and (ii) a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) by and among Lyondell Chemical Company, Equistar Chemicals, LP and LyondellBasell Acetyls, LLC (together, the “Originators”), the other originators from time to time parties thereto, the Servicer and the SPE (collectively, the “Agreements”).

Under the Purchase and Sale Agreement, the Originators have sold (and contributed, in the case of Lyondell Chemical Company), and will continue to sell (and contribute, in the case of Lyondell Chemical Company) on an ongoing basis, their trade receivables, together with all related security and interests in the proceeds thereof, to the SPE. Under the Receivables Purchase Agreement, the SPE may from time to time in turn sell undivided interests in such trade receivables, together with all related security and interests in the proceeds thereof, to the Purchasers.

The Originators, the Servicer and the SPE provide customary representations and covenants under the Agreements. Receivables in the Facility are subject to customary criteria, limits and reserves. The Receivables Purchase Agreement provides for certain Termination Events, as defined therein, upon the occurrence of which the Administrator may declare the Termination Date, as defined therein, to have occurred. The Company provides a guaranty of performance with respect to obligations of the Originators and the Servicer under the Facility.

The Facility also provides for the issuance of letters of credit. As of September 14, 2012, there were no trade receivable purchases or letters of credit outstanding under the Facility. The Facility is for an initial three-year term as may be extended in accordance with the terms of the Receivables Purchase Agreement.

Copies of the Receivables Purchase Agreement and the Purchase and Sale Agreement are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K. The foregoing description of the Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Receivables Purchase Agreement and the Purchase and Sale Agreement, which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Receivables Purchase Agreement, dated September 11, 2012, by and among Lyondell Chemical Company, as initial servicer, and LYB Receivables LLC, a bankruptcy-remote special purpose entity that is a wholly-owned subsidiary of the Company, PNC National Association, as Administrator and LC Bank, certain conduit purchasers, committed purchasers, LC participants and purchaser agents that are parties thereto from time to time

10.2	Purchase and Sale Agreement, dated September 11, 2012, by and among Lyondell Chemical Company, Equistar Chemicals, LP and LyondellBasell Acetyls, LLC, the other originators from time to time parties thereto, Lyondell Chemical Company, as initial servicer and LYB Receivables LLC, a bankruptcy-remote special purpose entity that is a wholly-owned subsidiary of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: September 14, 2012	By:	/s/ Karyn F. Ovelmen
Karyn F. Ovelmen
Executive Vice President

Exhibit Index

Exhibit	Description

10.1	Receivables Purchase Agreement, dated September 11, 2012, by and among Lyondell Chemical Company, as initial servicer, and LYB Receivables LLC, a bankruptcy-remote special purpose entity that is a wholly-owned subsidiary of the Company, PNC National Association, as Administrator and LC Bank, certain conduit purchasers, committed purchasers, LC participants and purchaser agents that are parties thereto from time to time

10.2	Purchase and Sale Agreement, dated September 11, 2012, by and among Lyondell Chemical Company, Equistar Chemicals, LP and LyondellBasell Acetyls, LLC, the other originators from time to time parties thereto, Lyondell Chemical Company, as initial servicer and LYB Receivables LLC, a bankruptcy-remote special purpose entity that is a wholly-owned subsidiary of the Compa